Exhibit 28(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation in this Registration Statement of Copley Fund, Inc. on Form N-1A (SEC Registration Number 2-60951) of our report dated April 27, 2010 appearing in the Annual Report on Form N-CSR of Copley Fund, Inc. as of and for the years ended February 28, 2010 and 2009.

/s/ Amper, Politziner, & Mattia, LLP

Edison, New Jersey
May 13, 2010